EXHIBIT 10.10

Upon receipt of the below-executed Judgment Note, I, Harry Demetriou, promise to lend International Fuel Technology, Inc. the sum of Five Hundred Thousand Dollars ($500,000) wired to International Fuel Technology’s bank on or before 26 November 2007.

/s/ Harry F. Demetriou	Date: 12 November 2007

JUDGMENT NOTE

$500,000.00	November 12, 2007

On January 1, 2009, for value received, the undersigned promises to pay to the order of Harry Demetriou the sum of Five Hundred Thousand Dollars ($500,000.00) and interest on that amount at the rate of fifteen percent (15%) per year, until paid.

The undersigned maker agrees that on or after a default, if this note is placed in the hands of any attorney for collection or if an action is instituted upon the obligation stated here in any court of competent jurisdiction, costs and reasonable attorney's fees will be added to the then balance of principal and interest.

The undersigned maker and guarantor jointly and severally authorize irrevocably any attorney to appear for the undersigned in a proper court at any time upon default, and to confess a judgment without process against the undersigned in favor of the holder of this note for the amount unpaid on it, together with interest, costs and reasonable attorney fees on the amount due, admitting the allegations of any complaint filed in connection with this note, and to waive and release all errors which may intervene in any such proceedings, and consent to immediate enforcement of the judgment, here ratifying and confirming all that the attorney may do by virtue of authority.

All parties to this instrument severally waive presentment for payment, notice of dishonor, protest and notice of protest.

No extension or modification will release any of the undersigned from the obligations of this instrument.

INTERNATIONAL FUEL TECHNOLOGY, INC.

By:	/s/ Jonathan R. Burst
Its CEO

By:	/s/ Thomas M. Powell
Its Secretary

EXHIBIT 10.10

GUARANTY

The undersigned, Rex Carr, hereby guarantees the payment of said note upon demand of default.

/s/ Rex Carr
REX CARR